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                                                      EXHIBIT NUMBER - 23.1


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Sykes Enterprises, Incorporated


We consent to the incorporation by reference in this Form 10-K of Sykes Enterprises, Incorporated of our report dated March 5, 1999, included in the 1998 Annual Report to Shareholders of Sykes Enterprises, Incorporated.

Our audit also included the financial statement schedule of Sykes Enterprises, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23681) pertaining to the Sykes Enterprises, Incorporated, 1996 Employee Stock Option Plan of our report dated March 5, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K of Sykes Enterprises, Incorporated.


                                    Ernst & Young LLP


Tampa, Florida
March 25, 1999